Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Tag-It Pacific, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 8, 2002, relating to the consolidated financial statements of Tag-It Pacific, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ BDO Seidman, LLP

Los Angeles, California
August 21, 2002